EXHIBIT 10.01

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

LICENSE AGREEMENT

This LICENSE AGREEMENT (this “Agreement”) dated as of March 31, 2012 (the “Effective Date”) is entered into by and between Atari, Inc., a Delaware corporation (“Atari”), and Glu Mobile Inc., a Delaware corporation (“Glu”). Atari and Glu are at times referred to herein individually as a “party” and collectively as the “parties”.

WHEREAS, Atari owns or controls certain rights, title and interests in and to the Game Product (as defined below);

WHEREAS, Atari licensed to Glu certain rights, title and interests in and to the Game Product pursuant to the Prior Agreement (as defined below);

WHEREAS, Atari desires to license to Glu all of the Licensed Property (as defined below) and Glu desires to accept the license of such Licensed Property pursuant to the terms and conditions set forth herein; and

WHEREAS, the parties are entering into that certain Trademark Assignment Agreement (as defined below), pursuant to which Glu is purchasing from Atari the Trademark and the Domains (each as defined below) and Glu is licensing to Atari during the Reserved Period (as defined below) the Trademark and Domains.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms.

1.1. “Acquirer” shall have the meaning set forth in Paragraph 26.

1.2. “Acquisition Event” shall have the meaning set forth in Paragraph 26.

1.3. “Affiliate” shall mean, as to a person or entity, any other person or entity that, directly or indirectly, controls, is controlled by or is under common control with such person or entity.

1.4. “Artwork” shall have the meaning set forth in Paragraph 9.

1.5. “Atari Gross Sales” shall have the meaning set forth in Paragraph 4.2(C).

1.6. “Atari Net Sales” shall have the meaning set forth in Paragraph 4.2(C).

1.7. “Atari Platforms” means and is limited to the following platforms: (A) desktop or laptop computers; (B) desktop or laptop internet, including without exception, online portals, in browser and out of browser; for example, Facebook and MySpace; and (C) desktop or laptop massively multiplayer online gaming format. For the avoidance of doubt, Atari Platforms shall not include any distribution through or operability for handheld devices (such as Sony PlayStation Portable (PSP) or Nintendo DS), mobile phones, mobile devices commonly known as tablets, iOS, Android, Windows Phone 8,

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

the Mac App Store, all websites for mobile devices, web browsers for any mobile device (including, but not limited, to tablets), smart TVs (such as Apple TV and Google TV), Google Chrome, Safari or any other platforms or devices in existence as of the Effective Date or thereafter developed or invented.

1.8. “Atari Products” means and is limited to the entertainment software applications in existence as of the Effective Date based on the Game Product for use solely on Atari Platforms, as listed on Exhibit A, and any new features, modifications, extensions, updates or improvements thereto created by or for Atari, but, in all events, expressly excluding any application(s) or product(s) created by or on behalf of Glu under the terms of the Prior Agreement or any Game Product Derivatives created by or on behalf of Glu whether created pursuant to the Prior Agreement or pursuant to this Agreement.

1.9. “Audit Deficiency” shall have the meaning set forth in Paragraph 5.2.

1.10. “BlueBay Side Letter” shall mean that certain letter dated March 30, 2012 to Atari from BlueBay Asset Management Ltd., acting as Agent for the BlueBay Value Recovery Master Fund Limited, concerning this Agreement and the Trademark Assignment Agreement.

1.11. “Domains” is defined in the Trademark Assignment Agreement.

1.12. “Game Product” means the interactive entertainment product franchise, application and game known as “Deer Hunter” including any Game Product Derivatives.

1.13. “Game Product Derivatives” means any updates, improvements, sequels, prequels ports, add-ons, downloadable content, virtual goods and expansion packs or other derivative works based on the Game Product.

1.14. “Glu Gross Sales” shall have the meaning set forth in Paragraph 4.2.C.

1.15. “Glu Net Sales” shall have the meaning set forth in Paragraph 4.2.C.

1.16. “Glu Original and Derivative Artwork” shall have the meaning set forth in Paragraph 9.

1.17. “Glu Products” means (A) any Game Product, Game Product Derivatives or other product created by or on behalf of Glu based on Game Product under the Prior Agreement, including without limitation, all source and object code created by or on behalf of Glu, and (B) any entertainment software application, game or product created by or on behalf of Glu after the Effective Date based on or derived from the Licensed Property or any portion thereof, in any form or format, and for any media, platform, environment or device of any kind, whether in existence as of the Effective Date or thereafter developed or invented (including without limitation, all source and object code). Glu Products also includes any collateral or promotional products and items (e.g., T-shirts, hats, shoes, apparel, clothing accessories, sports equipment, pens) created by or on behalf of Glu under the Prior Agreement as well as after the Effective Date based on or derived from the Licensed Property or any portion thereof.

1.18. “Intellectual Property Rights” means any and all: (A) patents (including invention disclosures and patent applications); (B) copyrights (registered or unregistered), together with all

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

authors’ rights, moral rights, patrimonial rights and rights of attribution and integrity; (C) music performance rights or literary or dramatic rights; (D) trade secrets, knowledge and know-how, and other confidential or proprietary information; and (E) all other intellectual and industrial property rights of every kind and nature and however designated whether arising by operation of law, contract, license or otherwise, in each case in existence as of the Effective Date or thereafter.

1.19. “License Fee” means $4.0 million (United States Dollars) in cash.

1.20. “Licensed Property” means all content, software and technology elements created by or for Atari or any of its Affiliates that are part of, contained within or that comprise the Game Product, now or hereafter owned, acquired, licensed or controlled by Atari or any of its Affiliates, including, without limitation: (A) all artwork, titles and title treatment, sound effects, special effects, photographs, pictures, video footage, visual representations, designs, graphics, symbols, dialogue, music, voice, place names, character names and likenesses, costumes, scenery, storyline and plot elements, software code; and (B) any other elements of the Game Product or other materials related to the Game Product now or hereafter owned, acquired, licensed or controlled by Atari or any of its Affiliates. For the avoidance of doubt, Licensed Property excludes the Domains and the Trademark.

1.21. “Person” means any natural person, corporation, partnership, joint venture, association, trust or unincorporated organization or any other judicial entity, or a nation, state, government entity or any agency or political subdivision thereof.

1.22. “Prior Agreement” means the License Agreement, by and between Atari and Glu, dated as of April 20, 2006, as amended July 15, 2008.

1.23. “Reserved Period” means the period commencing on the Effective Date and ending on September 30, 2015, unless terminated earlier as provided herein.

1.24. “Royalties” means (A) as to Atari, the Glu Net Sales payable to the Atari under Paragraph 4.2 below, and (B) as to Glu, the Atari Net Sales payable to the Glu under Paragraph 4.2 below.

1.25. “Term” shall have the meaning set forth in Paragraph 11.1.

1.26. “Territory” means worldwide.

1.27. “Trademark Assignment Agreement” means that certain Trademark and Domain Name Assignment and License Agreement between the parties, dated of even date herewith.

1.28. “Trademark” is defined in the Trademark Assignment Agreement.

2. Rules of Construction. Unless the context otherwise clearly requires: (A) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (B) the singular includes the plural and the plural includes the singular; (C) “or” is not exclusive; (D) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; (E) the word “will” shall be construed to have the same meaning and effect as the word “shall”; (F) any definition of or reference to any agreement, instrument or other document herein shall

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modification set forth herein); (G) any reference to any law herein shall be construed as referring to such law as from time to time amended; (H) any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person’s successors and assigns or such Person’s successors in such capacity, as the case may be; and (I) the words “herein,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Paragraph, clause or other subdivision.

3. License, Atari’s Reserved Rights and Covenant Not to Compete.

3.1. Grant of Rights. Subject to the terms and conditions of this Agreement, Atari hereby grants to Glu and its Affiliates, and Glu hereby accepts on behalf of itself and its Affiliates, an exclusive (except as set forth in Paragraph 3.3 below), irrevocable, sublicensable (through multiple tiers) and transferable license (subject to Paragraph 26 below) during the Term throughout the Territory, under and to all Intellectual Property Rights now or hereafter owned, acquired or controlled by Atari or any of its Affiliates, to make, use, reproduce, modify, edit, prepare derivative works based upon, distribute, sell, rent, lease, perform and display publicly, transmit and otherwise use and exploit the Licensed Property in connection with, and as part of the design, development testing, manufacturing, advertising, marketing, promotion, distribution, publication, licensing, sale and other exploitation of the Glu Products, and, after the expiration of the Reserved Period, the Atari Products.

3.2. Limitation of Rights. Glu shall not make use of any of the Licensed Property (or any portion thereof) except in compliance with the provisions of this Agreement or as may be otherwise expressly authorized in writing by Atari.

3.3. Atari’s Reserved Rights. Notwithstanding the license set forth in Paragraph 3.1, Atari reserves the right to reproduce, market, sell, distribute and otherwise exploit the Atari Products on the Atari Platforms throughout the Territory, such license to be (i) exclusive during the initial eighteen (18) months of the Reserved Period, and (ii) non-exclusive for the remainder of the Reserved Period. Atari acknowledges and agrees that nothing in this Agreement should be deemed to grant to Atari any license or rights in or to the Trademark. Atari further acknowledges and agrees that upon the expiration of the Reserved Period or termination of this Agreement by Glu in accordance with Paragraph 11.2, whichever is earlier, (A) the rights reserved by Atari pursuant to this Paragraph 3.3 will automatically terminate and (B) in such event, Atari will cease exercising such rights, except to the extent and for so long as provided in Paragraph 13.3. Without limiting the generality of the foregoing, Atari acknowledges and agrees upon expiration of the Reserved Period, Atari acknowledges and agrees that it will not have any right or license to use the Licensed Property or any derivative thereof for the remainder of the Term.

3.4. Governmental Regulation Modifications. Atari agrees that in the event the modifications and/or additions to an Atari Product and/or other derivative work created by or on behalf of Atari based upon the Licensed Property are required pursuant to a governmental regulation, Atari shall use commercially reasonable efforts to implement such changes, at Atari’s cost and expense, within the time frame required by such regulation; and if so required by any governmental entity, Atari shall include, at Atari’s cost and expense, the required consumer advisory rating code(s) on any and all marketing and advertising materials used in connection therewith. Information pertaining to specific end users of the Atari Products and/or other derivative works created by or on behalf of Atari

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

based upon the Licensed Property will be protected by Atari according to a privacy statement and guidelines for the protection of user privacy as amended from time to time by Atari and in compliance with all applicable foreign, federal, state, and local laws and regulations.

3.5. Covenant Not to Compete.

A. Atari agrees that during the Reserved Period neither it nor any of its Affiliates will directly or indirectly develop or have developed or assist any third party to develop any application, game, including entertainment software product, or other product for any other medium (and of the foregoing, an “Application”) that is based primarily on the hunting of animals previously hunted, using any weapon previously used, in any of the following Glu Products produced under the Prior Agreement, for any media, platform or device, in existence as of the Effective Date or thereafter developed or invented: Deer Hunter 3D, Deer Hunter Challenge, Deer Hunter: African Safari and Deer Hunter Reloaded (the foregoing, the “Restrictive Covenant”).

B. Notwithstanding the foregoing provisions of Paragraph 3.5.A, if Glu grants its consent under Paragraph 26 to Atari’s assignment of this Agreement in the event of an Acquisition Event, then:

1. the Restrictive Covenant will not apply to any Application that the Acquirer developed prior to the consummation of an Acquisition Event, the development of which would be deemed to violate the Restrictive Covenant if Atari or any of its Affiliates had directly or indirectly developed or had developed or assisted any third party to develop such Application; provided that Acquirer developed such Application without any involvement of or participation by Atari or any of its Affiliates (or any of their respective employees) and in a manner that would not otherwise be deemed to violate the Restrictive Covenant; and

2. the Restrictive Covenant will not apply to any Application that the Acquirer develops after the consummation of the Acquisition Event, the development of which would be deemed to violate the Restrictive Covenant if Atari or any of its Affiliates had directly or indirectly developed or had developed or assisted any third party to develop such Application; provided that;

i. If, following the consummation of an Acquisition Event and thereafter during the Reserved Period, Atari continues to operate as an independent legal entity (e.g., the Acquisition Event is structured as a stock sale or reverse triangular merger), and Acquirer develops such Application without any involvement of or participation by Atari or any of its Affiliates (or any individual who was an employee of Atari or any of its Affiliates prior to the consummation of the Acquisition Event) and in a manner that would not otherwise be deemed to violate the Restrictive Covenant; and

ii. If, following the consummation of an Acquisition Event or thereafter during the Reserved Period, Atari no longer continues to operate as an independent legal entity (e.g., the Acquisition Event is structured as a forward merger or Atari is consolidated or reorganized into Acquirer) and Acquirer develops such Application without any involvement of or participation by Atari or any of its Affiliates (or any individual who was an employee of Atari or any of its Affiliates prior to the consummation of the Acquisition Event) and in a manner that would not otherwise be deemed to violate the Restrictive Covenant. Acquirer will bear the burden of proof as to its compliance with the terms of this sub-paragraph 3.5(b)(2).

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

4. Consideration.

4.1. License Fee. As consideration for the license set forth in Paragraph 3.1, Glu shall pay the License Fee (which shall be non-refundable and which payment shall be made without deduction of any withholding taxes or other amounts of any kind) by wire transfer on the first business day after the Effective Date to the following account of the Atari:

Atari Inc. (aka Infogrames)

[*]

4.2. Royalties.

A. Payable to Atari / Glu Products and Exploitation of Licensed Property. [*] percent ([*]%) of Glu Net Sales (as defined below). All Royalties payable to Atari hereto shall be applied against five million dollars ($5,000,000), which amount shall be one hundred percent (100%) recoupable from all Royalties payable to Atari before any such Royalties are actually paid to Atari.

B. Payable to Glu / Atari Products. [*] percent ([*]%) of the Atari Net Sales. For the purpose of clarification, all Royalties payable to Glu hereto shall be based on Atari Net Sales actually received by or credited to Atari during the Reserved Period.

C. Net Sales.

1. Atari Net Sales. “Atari Net Sales” means all gross amounts actually received by or credited to Atari, and any other consideration (including non-monetary consideration) received by or on behalf of Atari or its Affiliates in connection with the sale, license (and sublicense), distribution and/or any other exploitation of the Atari Products during the Reserved Period by Atari and/or its Affiliates as provided for in this Agreement (collectively, “Atari Gross Sales”), less only actual, documented, out-of-pocket marketing expenses of Atari or its Affiliates up to a cap of [*] percent ([*]%) of Atari Gross Sales. No other deductions shall be taken from Atari Gross Sales including, without limitation, deductions for cash or other discounts or uncollectible accounts, including amounts uncollected by Atari from any third parties.

2. Glu Net Sales. “Glu Net Sales” means all gross amounts actually received by or credited to Glu, and any other consideration (including non-monetary consideration) received by or on behalf of Glu or its Affiliates in connection with the sale, license (and sublicense), distribution and/or any other exploitation of the Glu Products by Glu and/or its Affiliates as provided for in this Agreement (collectively, “Glu Gross Sales”), less the sum of the following costs: (a) the greater of (i) the actual, documented, out-of-pocket development costs of Glu and/or its Affiliates with respect to the Glu Products and/or other exploitation of the Licensed Property or (ii) [*] percent ([*]%) of the Glu Gross Sales (“Glu Development Costs”); (b) the greater of (i) the actual, documented, out-of-pocket marketing and promotional expenses of Glu and/or its Affiliates with respect to the Glu Products and/or

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

other exploitation of the Licensed Property or (ii) [*] percent ([*]%) of the Glu Gross Sales (“Glu Marketing Costs”); and (c) the greater of (i) the actual, documented, out-of-pocket overhead expenses of Glu and/or its Affiliates associated with the Glu Products and/or other exploitation of the Licensed Property or [*] percent ([*]%) of the Glu Gross Sales (“Glu Overhead Costs”, and collectively with Glu Development Costs and Glu Marketing Costs, the “Glu Costs”). No other deductions shall be taken from Glu Gross Sales, including, without limitation, deductions for cash or other discounts or uncollectible accounts, including amounts uncollected by Glu from third parties.

D. No Royalty Amounts Representations. Neither party makes any representations, warranties or guarantees with respect to the total amount of Royalties to be received by the other party hereunder or as to whether the Glu Products or Atari Products (as applicable) are or will be commercially successful.

E. Accrual and Payment of Royalties. Royalties hereunder, if any, shall accrue when the Atari Products or Glu Products and/or other exploitation of the Licensed Property (as applicable) are licensed, sold, rented or leased. Royalties shall be paid on all units (including without limitation any units comprised of “virtual” goods) of Atari Products or Glu Products (as applicable) licensed, sold, rented or leased by the applicable party and its distributors within thirty (30) days of the end of each calendar quarter.

F. Deductions. If withholding taxes based on a party’s direct net income are required, Glu or Atari (as applicable) may deduct the required amount from Royalties otherwise payable hereunder before remitting same to the other party; provided that such party provides the other party with: (1) a copy of such withholding tax payment prior to such deduction, and (2) the appropriate tax credit forms within sixty (60) days of payment of such withholding tax and affords all necessary cooperation and support to the other party in order to get reimbursed and/or credited. In the event that such party does not provide the appropriate tax credit form within sixty (60) days of payment of withholding taxes, that party shall be liable to and shall reimburse the other party for the amounts deducted from Royalties for withholding taxes in the immediately following royalty report (as set forth in Paragraph 5.1).

5. Accounting, Payments & Audit.

5.1. Accounting & Payment.

A. Royalty Reports.

1. Glu shall report Royalties to Atari on a quarterly basis (no later than forty-five (45) days following the end of each calendar quarter) during the Term and concurrently remit payments of Royalties due to Atari, if any. The reports shall consist of statements showing the sale, distribution and licensing of the Glu Products and the source(s) and calculation of Glu Gross Sales and Glu Net Sales in sufficient detail to verify Royalties due. Royalties shall be paid via wire-transfer in U.S. Dollars and acceptance thereof by Atari shall not preclude Atari from questioning the correctness of such Royalties in accordance with the terms of this Agreement. If Glu makes an overpayment to Atari, Atari shall within thirty (30) days return to Glu such overpayment upon the earlier of: (a) receipt of Glu written demand together with documentation supporting such demand,

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

and (b) Atari otherwise becoming aware of such overpayment. Notwithstanding the foregoing, Glu may, at Glu’s sole discretion, deduct an amount equal to such documented overpayment from any sums that may become due or payable to Atari by Glu, in lieu of Atari’s reimbursement to Glu for such overpayment. All Royalties shall be paid without set-off of any amount whatsoever, other than the recoupment of the License Fee, whether based upon any claimed debt or liability of Atari to Glu. Glu shall not have the right to withhold any portion of Royalties as a reserve for returns. Unless otherwise instructed by Atari, all royalty reports shall be sent to Atari, Inc., 475 Park Avenue South, New York, NY 10016, Attention: Royalty Department and Royalties and other payments due hereunder shall be sent to Atari’s account specified in Paragraph 4.1 above (or such other account as Atari may specify from time to time by notice to Glu in accordance with the terms hereof).

2. Atari shall report Royalties to Glu on a quarterly basis (no later than forty-five (45) days following the end of each calendar quarter) during the Reserved Period and such additional time as permitted under Paragraph 13.3 and concurrently remit payments of Royalties due to Glu, if any. The reports shall consist of statements showing the sale, licensing and distribution of the Atari Products, the applicable Atari Platform for which the Atari Product was sold and the source(s) and calculation of Atari Gross Sales and Atari Net Sales in sufficient detail to verify Royalties due. Royalties shall be paid via wire-transfer in U.S. Dollars to the account set forth below (or such other account as Glu may designate by notice to Atari in accordance with the terms hereof) and acceptance thereof by Glu shall not preclude Glu from questioning the correctness of such Royalties in accordance with the terms of this Agreement. If Atari makes an overpayment to Glu, Glu shall within thirty (30) days return to Atari such overpayment upon the earlier of: (a) receipt of Atari written demand together with documentation supporting such demand, and (b) Glu’s otherwise becoming aware of such overpayment. Notwithstanding the foregoing, Atari may, at Atari’s sole discretion, deduct an amount equal to such documented overpayment from any sums that may become due or payable to Glu by Atari, in lieu of Glu’s reimbursement to Atari for such overpayment. All Royalties shall be paid without set-off of any amount whatsoever whether based upon any claimed debt or liability of Glu to Atari. Atari shall not have the right to withhold any portion of Royalties as a reserve for returns. Unless otherwise instructed by Glu, all royalty reports, Royalties and other payments due hereunder shall be sent via email to narevenue@glu.com.

[*]

Swift Code: [                    ]

[*]

Reference: Atari, Inc.

B. No Additional Deductions. Except as expressly set forth in this Agreement, no costs incurred in manufacturing, selling, advertising, or distributing the Atari Products or Glu Products (as applicable), or any indirect fees, expenses, or any taxes, fees, duties or assessments shall be deducted from the Atari Gross Sales or Glu Gross Sales (as applicable) or the Royalties (as forth in Paragraph 4.2) payable to either party nor shall any deduction be made for any other allowances.

C. Currency Issues. Royalties may be computed in the currency of the country where earned and shall be credited to Atari’s and/or Glu’s account (as applicable) in U.S. Dollars at the exchange rate received by the other party at the time of conversion. Each party shall be solely responsible for all costs of any currency conversion to U.S. Dollars for Royalties payable to the other party, and such costs shall not reduce the amounts due hereunder. In the event that a party is

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

prohibited or restricted from making payment of any moneys at the time when the same are due and payable to the other party hereunder by reason of the laws or currency regulations, such party shall promptly so advise the other party in writing, requesting such party to designate a Person (e.g., a bank, depository or otherwise) to remit payment.

5.2. Audit. The parties shall keep and maintain accurate books of account and records covering all transactions relating to this Agreement. Each party shall be entitled to audit such books and records once during each calendar year, upon at least fifteen (15) days prior written notice to the other party. All such books of account and records shall be retained by each party for a minimum of three (3) years after expiration or termination of this Agreement. If a party’s duly authorized representative discovers a deficiency in the Royalties paid to the other party for any period under audit (an “Audit Deficiency”), such party shall promptly pay such Audit Deficiency and to the auditing party and, if such Audit Deficiency is five percent (5%) or more of the Royalties that should have been paid to the auditing party during such period, the audited party shall pay for all costs and expenses incurred by the auditing party in connection with such audit and the collection of the Audit Deficiency.

5.3. Interest and Costs of Collection. For any underpayment or any late payment: (a) the owing party will be charged interest on such amount at the rate of ten percent (10%) per year, or the maximum rate permitted by law, whichever is lower; and (b) the owed party is entitled to recover all of its collection costs, including reasonable attorneys’ fees, collection agency fees, and other related collection expenses. Upon receipt of the owed party’s invoice, the owing party will promptly pay all such collection costs.

6. Copyright.

6.1. Ownership of Glu Products / Derivative Works. Subject to the terms of this Agreement, Glu shall own all right, title and interest in and to the Glu Products and all other derivative works based upon the Licensed Property created by (or on behalf of) Glu, including all Intellectual Property Rights inherent therein and appurtenant thereto, but excluding the Licensed Property.

6.2. Ownership of Licensed Property. Nothing contained in this Agreement shall be construed as a sale or assignment to Glu of the Licensed Property. Notwithstanding the grant of license set forth in Paragraph 3.1, the Licensed Property is and shall remain owned by Atari, or its designee(s), including, without limitation, all source and object code created for the Atari Products created by or for Atari or any of its Affiliates, including all Intellectual Property Rights inherent therein and appurtenant thereto.

6.3. Governmental Regulation Modifications. Glu agrees that in the event the modifications and/or additions to a Glu Product and/or other derivative work created by or on behalf of Glu based upon the Licensed Property are required pursuant to a governmental regulation, Glu shall use commercially reasonable efforts to implement such changes, at Glu’s cost and expense, within the time frame required by such regulation; and if so required by any governmental entity, Glu shall include, at Glu’s cost and expense, the required consumer advisory rating code(s) on any and all marketing and advertising materials used in connection therewith. Information pertaining to specific end users of the Glu Products and/or other derivative works created by or on behalf of Glu based upon the Licensed Property will be protected by Glu according to a privacy statement and guidelines for the protection of user privacy as amended from time to time by Glu and in compliance with all applicable foreign, federal, state, and local laws and regulations.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

6.4. Infringement.

A. Cooperation / Notification. Atari and Glu shall cooperate to ensure that third parties do not infringe, misappropriate or violate Atari’s or Glu’s respective Intellectual Property Rights in and to the Atari Products, Glu Products or Licensed Property, as the case may be, or engage in any acts of unfair competition involving the Atari Products, Glu Products and/or Licensed Property. Each party shall promptly notify the other party if any such infringement, misappropriation, violation or act of unfair competition by a third party comes to its attention.

B. Atari Products/Ownership of Licensed Property. During the Reserved Period, subject to the terms hereof, Atari shall have the exclusive right, exercisable at its discretion and sole expense, to institute in its own name and/or in Glu’s name, and to control the prosecution of, all actions or claims against third parties that have infringed, misappropriated or violated Atari’s Intellectual Property Rights in and to the Atari Products or the Licensed Property or have committed an act of unfair competition involving the Atari Products or Licensed Property (each such third party, an “Atari Enforcement Defendant”). With respect to the prosecution of any such actions or claims, Atari shall employ counsel of its own choice to direct the handling of the lawsuit or other proceeding and any settlement thereof. If Atari recovers any amounts awarded as damages, profits, in settlement or otherwise from any such lawsuit or proceeding, Atari shall be entitled to reimbursement from such amounts for all reasonable costs and expenses, including reasonable attorneys’ fees, actually incurred by Atari in connection therewith; any excess amounts shall be allocated as follows: (i) if the lawsuit or proceeding involved a claim of infringement, misappropriation or violation is based only on the source code or executable code of an Atari Product, Atari shall be entitled to receive and retain all such amounts for its sole use and benefit, with no obligation of accounting to Glu; (ii) if the lawsuit or proceeding involved a claim of infringement, misappropriation or violation is based only on other non-source code and non-executable code assets for an Atari Product (e.g., artwork, graphics or music) Glu shall be entitled to receive and retain all such amounts for its sole use and benefit, with no obligation of accounting to Atari; and (iii) if the lawsuit or proceeding involved a claim of infringement, misappropriation or violation is based on both the source code or executable code of an Atari Product and other non-source code and non-executable code assets of an Atari Product, the parties will share equally any such amounts, with no obligation of accounting to the other party. Notwithstanding the foregoing, if Atari has not initiated any lawsuit or proceeding against, or commenced settlement negotiations with, such Atari Enforcement Defendant, within three (3) months from the date on which Atari becomes aware of the relevant infringement, misappropriation, violation or act of unfair completion, Glu shall have the right to institute, at Glu’s sole expense, in its own name and/or Atari’s name, and to control the prosecution of, all actions or claims against such Atari Enforcement Defendant. Glu shall employ counsel of its own choice to direct the handling of the lawsuit or other proceeding and any settlement thereof. If Glu recovers any amounts awarded as damages, profits, in settlement or otherwise from any such lawsuit or proceeding, Glu shall be entitled to receive and retain all such amounts for its sole use and benefit, with no obligation of accounting to Atari.

C. Glu Products/Rights to Licensed Property. Glu shall have the exclusive right, exercisable at its discretion, to institute, at Glu’s sole expense, in its own name and/or Atari’s name, and to control the prosecution of, all actions or claims against third parties that have infringed,

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

misappropriated or violated Glu’s Intellectual Property Rights in and to the Glu Products or have committed an act of unfair competition involving the Glu Products (each such third party, a “Glu Enforcement Defendant”). With respect to the prosecution of any such actions or claims, Glu shall employ counsel of its own choice to direct the handling of the lawsuit or other proceeding and any settlement thereof. If Glu recovers any amounts awarded as damages, profits, in settlement or otherwise from any such lawsuit or proceeding, Glu shall be entitled to receive and retain all such amounts for its sole use and benefit, with no obligation of accounting to Atari. Atari shall not, without Glu’s prior written consent, institute any suit or take any action on account of any such infringement, misappropriation, violation or act of unfair competition. Glu shall incur no liability to Atari by reason of Glu’s failure or refusal to prosecute an action or claim against any Glu Enforcement Defendant nor by reason of any settlement to which Glu may agree.

D. Duty to Cooperate. In any action, lawsuit, proceeding or settlement prosecuted or conducted by Atari or Glu pursuant to this Paragraph 6.4, the non-prosecuting party shall cooperate fully with the prosecuting party including agreeing to be joined in any action, suit or proceeding, and, upon the request of the prosecuting party, shall make available to the prosecuting party at reasonable times and under appropriate conditions all relevant personnel, records, papers, information, samples, specimens, and the like which are in its possession. The prosecuting party will reimburse the non-prosecuting party for any reasonable costs and expenses incurred by it or any of its employees in order to comply with the foregoing.

7. Indemnification; Responsibility for Products; Limitation of Liability.

7.1. Atari. Atari shall indemnify, hold harmless and defend Glu and its Affiliates, and their respective officers, directors and employees (the “Glu Indemnified Parties”), from and against any losses, damages, liabilities, judgments, costs, settlements and expenses (including, but not limited to, reasonable attorneys’ fees and court costs) arising out of or resulting from any third party claim or action brought against any of the Glu Indemnified Parties based on any misrepresentation or breach of any representation, warranty or covenant made by Atari under this Agreement (such claim or action, an “Atari Indemnified Claim”). The foregoing indemnity shall not be construed to cover any claim or action with respect to which Glu has committed to indemnify Atari under Paragraph 7.2 below. Without limiting the generality of the foregoing obligations of Atari, in the event that Glu’s or any of its Affiliates’ use of any Licensed Property (including in connection with any Glu Product) in accordance with this Agreement is, or in Glu’s reasonable opinion likely to be, enjoined as a result of an Atari Indemnified Claim Atari shall, at its sole option and expense: (i) promptly procure for Glu and its Affiliates the right to continue to exercise all rights granted under this Agreement with respect to the Licensed Property that is the subject to an Atari Indemnified Claim; (ii) promptly replace such Licensed Property with Licensed Property that avoids the Atari Indemnified Claim; provided that such replacement Licensed Property has the same functionality, features and attributes as the original Licensed Property; or (iii) modify such Licensed Property so that it is no longer the subject of the Atari Indemnified Claim; provided that such modified Licensed Property has the same functionality, features and attributes as the original Licensed Property. If Atari is unable to achieve any of the above options after using all reasonable efforts to do so, Atari may terminate this Agreement; provided that Atari promptly refunds to Glu the entire License Fee.

7.2. Glu. Glu shall indemnify and hold harmless, Atari, its Affiliates, and their respective officers, directors and employees (the “Atari Indemnified Parties”), from and against any and all

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

losses, damages, liabilities, judgments, costs, settlements and expenses (including, but not limited to, reasonable attorneys’ fees and court costs) arising out of or resulting from any third party claim brought against any of the Atari Indemnified Parties based on misrepresentation or breach of any representation, warranty or covenant made by Glu hereunder (a “Glu Indemnified Claim”). The foregoing indemnity shall not be construed to cover any claim with respect to which Atari has committed to indemnify Glu under Paragraph 7.1 above.

7.3. Indemnitee/Indemnitor. As to an Atari Indemnified Claim, Glu will be “Indemnitee” and Atari will be “Indemnitor”, and as to a Glu Indemnified Claim, Glu will be “Indemnitor” and Atari will be “Indemnitee.” (In either event, an Atari Indemnified Claim or Glu Indemnified Claim is referred to herein as an “Indemnified Claim”.) In the event of an Atari Indemnified Claim or a Glu Indemnified Claim, Indemnitee will: (i) promptly notify Indemnitor of the Indemnified Claim in writing; (ii) grant Indemnitor sole control of the defense and settlement of the Indemnified Claim; and (iii) provide Indemnitor with all cooperation, assistance and information reasonably required for the defense and settlement of the Indemnified Claim; provided that Indemnitor will reimburse Indemnitee for all reasonable costs and expenses incurred by Indemnitee in connection with providing such cooperation, assistance and information. In all events, Indemnitor shall keep Indemnitee informed of all material developments and events relating to the Indemnified Claim. Indemnitee shall have the right to retain counsel to participate, at its own expense, in the defense of the Indemnified Claim. Indemnitor will not be responsible for any settlement or compromise of an Indemnified Claim entered into by Indemnitee without Indemnitor’s prior written consent. Indemnitor shall not settle any Indemnified Claim without the prior written consent of Indemnitee, which consent shall not be unreasonably withheld, if the terms of the settlement would limit Indemnitee’s exercise of any rights licensed or granted to Indemnitee under this Agreement or would constitute an admission of liability by Indemnitee or would impose any obligations on Indemnitee. If Indemnitor fails to assume the defense of an Indemnified Claim or fails to diligently defend such Indemnified Claim, Indemnitee may assume the defense and settlement of such Indemnified Claim and Indemnitor shall reimburse Indemnitee for all reasonable expenses (including reasonable attorneys’ fees which may include, without limitation, an allocation for in-house counsel) as such expenses are incurred, relating to the defense or settlement of such Indemnified Claim.

7.4. Glu Products. Glu acknowledges and agrees that, in accordance with the provisions of this Agreement, as between Atari and Glu, Glu shall be solely responsible for the development, manufacturing, marketing, sale and distribution of the Glu Products and/or other exploitation of the Licensed Property and for providing warranty coverage with respect thereto. Atari assumes no liabilities hereunder to Glu or any third parties with respect to the quality and/or performance of any of the Glu Products and/or other exploitation of the Licensed Property, including, without limitation, the operation of the programs incorporated into the memory components thereof.

7.5. Atari Products. Atari acknowledges and agrees that, in accordance with the provisions of this Agreement, as between Glu and Atari, Atari shall be solely responsible for the development, manufacturing, marketing, sale and distribution of the Atari Products and/or other exploitation of the Licensed Property by Atari, if any, and for providing end-user warranty coverage with respect thereto. Glu assumes no liabilities hereunder to Atari or any third parties with respect to the quality and/or performance of any of the Atari Products and/or other exploitation of the Licensed Property by Atari, if any, including, without limitation, the operation of the programs incorporated into the memory components thereof.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

7.6. Limitation on Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL OR SPECIAL DAMAGES OR LOST PROFITS RESULTING FROM A BREACH OR DEFAULT AND ANY RIGHT TO RECOVER SUCH DAMAGES OR LOST PROFITS IS HEREBY EXPRESSLY WAIVED BY BOTH GLU AND ATARI. The foregoing will not limit or restrict: (i) the parties’ obligations under Paragraphs 7.1 and 7.2, respectively, (ii) exceeding the scope of the license by Atari of Paragraph 3.3 or violating the terms of Paragraph 3.5; and/or (iii) a breach by either party of Paragraph 10 (Representations and Warranties) or 20 (Confidentiality/Publicity).

8. Insurance. Each party shall at all times while this Agreement is in effect and for three (3) years thereafter, obtain and maintain at its own expense, from a qualified insurance carrier, first and third party insurance, including, without limitation, products and contractual liability coverage. The amount of coverage shall not be less than five million dollars ($5,000,000) combined single limit (with no deductible amount) for each single occurrence for personal injury, bodily injury and/or property damage, per year. Upon execution of this Agreement, each party shall furnish the other party with a certificate of insurance issued by such party’s insurance broker or insurance carrier evidencing same.

9. Artwork; Approvals; Quality Control. Atari shall supply Glu with available photographs, and materials as applicable and available, embodying the Licensed Property (“Artwork”), in each case, to which Atari owns or otherwise controls, that are typically provided to licensees for licensee’s use. Glu shall have the right to create, or have a third-party create, artwork in original form and/or artwork derived from the Artwork, which includes the Licensed Property (“Glu Original and Derivative Artwork”). All Intellectual Property Rights (including, but not limited to, copyright) in Glu Original and Derivative Artwork shall be owned by Glu; provided, however, that Atari shall have a non-exclusive license during the Reserved Period to copy and use such Glu Original and Derivative Artwork to the extent consistent with the scope of Atari’s rights under Paragraph 3.3. Each party agrees that, if so required by any governmental entity, or if required in accordance with the guidelines of the Entertainment Software Ratings Board (“ESRB”), it shall submit each Glu Product, Atari Product or other derivative work of the Licensed Property to such third party as is designated by the governmental entity (or, if applicable, to the ESRB) for the purpose of obtaining consumer advisory rating code(s) therefor. Any and all costs and expenses incurred in connection with the procurement of such consumer advisory rating code(s) shall be borne solely by the party submitting a product or work in accordance with the terms of this Paragraph 9.

10. Representations and Warranties.

10.1. Atari Representation and Warranties. In addition to the other representations and warranties made by Atari in this Agreement, Atari hereby represents and warrants to Glu that:

A. It has the full right, authority and power to enter into this Agreement and to perform all of its obligations hereunder. This Agreement constitutes a legal, valid and binding obligation of Atari, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby: (i) will not directly or indirectly violate any order, writ, judgment, injunction, ruling, award or decree of any governmental body binding on Atari or its assets and properties; and (ii) have been duly and validly authorized by all necessary corporate action and approvals of Atari’s board of directors,

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

which action and approvals have been obtained and carried out in compliance with applicable law, Atari’s certificate of incorporation and bylaws, each as amended to date, and all contracts, agreements, licenses, mortgages, instruments, notes, bonds or other commitments binding on Atari;

B. The execution, delivery and performance by Atari of this Agreement and the consummation of the transactions contemplated hereby and thereby require no consent, approval, authorization or other action by or in respect of, or filing with, any third party, including, but not limited to, any governmental body, bankruptcy trustee, creditors’ committee, receiver or any other person, other than as has been obtained by Atari on or before the Effective Date;

C. The execution, delivery and performance by Atari of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with any provision of the corporate documents of Atari; or (ii) result in a violation or breach by Atari of, conflict with, or constitute a default by Atari (or give rise to any right of termination, payment or acceleration) under the terms and conditions of any contracts, agreements, licenses, mortgages, instruments, notes, bonds or other commitments binding on Atari, or by which it or any of its Affiliates or the Licensed Property or any Intellectual Property Rights embodied therein may be bound;

D. Atari has not previously granted or reserved and will not grant or reserve to any third party any rights in the Licensed Property or any Intellectual Property Rights embodied therein that conflict with this Agreement;

E. There is no claim, action, suit, investigation or proceeding of any nature pending or, to the knowledge of Atari, threatened, at law or in equity, by way of arbitration or before any court or other governmental authority that: (i) may adversely affect, contest or challenge Atari’s authority, right or ability to license to Glu and its Affiliates any of the Licensed Property or any Intellectual Property Rights embodied therein, or to otherwise perform Atari’s obligations under this Agreement; (ii) challenges or contests Atari’s right, title or ownership in any of the Licensed Property or any Intellectual Property Rights embodied therein, or asserts any lien on any of the Licensed Property or any Intellectual Property Rights embodied therein; (iii) asserts that any of the Licensed Property infringes, misappropriates or violates any Intellectual Property Rights of any third party; or (iv) would impair or have an adverse effect on Glu’s or any of its Affiliates’ right or ability to use, commercialize or otherwise exploit any of the Licensed Property or any Intellectual Property Rights embodied therein;

F. The marketing, licensing, sale, offer for sale, importation, distribution, provision and/or use of the Licensed Property, as embodied in and used in connection with the Glu Products in accordance with the licenses and rights granted to Glu under this Agreement, does not and will not infringe, misappropriate or violate any Intellectual Property Rights of any third party and, to the knowledge of Atari, there is no substantial basis for such a claim; foregoing representation and warranty shall not be construed to address any issue with respect to which Glu has represented and warranted under Paragraph 10.2.D below;

G. There are no security interests, liens, or any other encumbrances in any of the assets which are subject to this Agreement;

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

H. To the knowledge and belief of Atari, the consideration to be paid by Glu to Atari under this Agreement constitutes reasonably equivalent value for the transactions contemplated herein;

I. Atari has negotiated this Agreement with Glu in good faith and at arms-length;

J. The Licensed Property, as provided by Atari, as are used in their unmodified form, do not and will not infringe, misappropriate or violate any Intellectual Property Rights of any third party and, to the knowledge of Atari, there is no substantial basis for such a claim;

K. No claim or action is pending or threatened, and Atari knows of no basis for any claim that challenges the validity, enforceability, ownership, or right to use or license any Licensed Property or any Intellectual Property Rights embodied therein;

L. Neither Atari nor any of its Affiliates has received any notice that the Licensed Property or any portion thereof infringes, misappropriates or violates any Intellectual Property Rights of any third party or received any claim, charge, complaint, demand or notice alleging any such infringement, misappropriation or violation, or knows of any substantial basis for any such claim;

M. The BlueBay Side Letter, as provided to Glu, has not been amended, rescinded or modified.

N. To the knowledge of Atari and its Affiliates, no third party is infringing, misappropriating or violating any of Atari’s or its Affiliates’ Intellectual Property Rights in and to the Licensed Property; and

O. Atari and its Affiliates have taken reasonable and customary precautions to protect the confidentiality of all confidential and non-public information included in the Licensed Property.

10.2. Glu Representation and Warranties. In addition to the other representations and warranties made by Glu in this Agreement, Glu hereby represents and warrants to Atari that:

A. It has the full right, power and authority to enter into this Agreement and perform all of its obligations hereunder. This Agreement constitutes a legal, valid and binding obligation of Glu, enforceable against it in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby: (i) will not directly or indirectly violate any order, writ, judgment, injunction, ruling, award or decree of any governmental body binding on Glu or its assets and properties; and (ii) have been duly and validly authorized by all necessary corporate action and approvals of Glu’s board of directors, which action and approvals have been obtained and carried out in compliance with applicable law, Glu’s certificate of incorporation and bylaws, each as amended to date, and all contracts, agreements, licenses, mortgages, instruments, notes, bonds or other commitments binding on Glu;

B. The execution, delivery and performance by Glu of this Agreement and the consummation of the transactions contemplated hereby and thereby require no consent, approval, authorization or other action by or in respect of, or filing with, any third party, including, but not limited to, any governmental body, bankruptcy trustee, creditors’ committee, receiver or any other person;

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

C. The execution, delivery and performance by Glu of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with any provision of the corporate documents of Glu; or (ii) result in a violation or breach by Glu of, conflict with, or constitute a default by Glu (or give rise to any right of termination, payment or acceleration) under the terms and conditions of any contracts, agreements, licenses, mortgages, instruments, notes, bonds or other commitments binding on Glu, or by which it or any of its Affiliates or the Licensed Property or any Intellectual Property Rights embodied therein may be bound;

D. Except with respect to the Licensed Property embodied therein, the Glu Products and/or any modifications, derivative works or other revisions or customizations to the Licensed Property made by or for Glu will not infringe any Intellectual Property Rights of any third party; and

E. None of the Glu Products or any other derivative work created by Glu based upon the Licensed Property contains or will contain any virus, worm, time bomb, trojan horse, or other instrumentality, contamination or device that will cause any component thereof to be erased, corrupted or become inoperable or incapable of processing or affect operations of any other systems.

F. Glu has negotiated this Agreement with Atari in good faith and at arms-length;

11. Term and Termination.

11.1. Term. This Agreement commences on the Effective Date and, unless this Agreement is terminated earlier as provided herein, continues in effect thereafter for the later to occur of: (a) the expiration of the copyrights in and to all the copyrightable elements of the Licensed Property; or (b) ninety-nine (99) years from the Effective Date (the “Term”).

11.2. Termination by Glu. In addition to any and all other remedies available to it hereunder, Glu will have the right to terminate this Agreement or the Reserved Period by giving written notice to Atari if: (a) except as otherwise provided in sub-paragraph 11.2(b), Atari breaches any material term of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice of such breach from Glu; or (b) Atari exceeds the scope of its rights under Paragraph 3.3 or breaches or otherwise violates the provisions of Paragraph 3.5 and fails to cure such breach within ten (10) days after receiving written notice of such breach from Glu.

11.3. Termination for Insolvency. Glu may terminate this Agreement for cause by delivering written notice to Atari upon the occurrence of any of the following events: (i) a receiver is appointed for Atari or its property; (ii) Atari makes a general assignment for the benefit of its creditors; (iii) Atari commences, or has commenced against it, proceedings under any bankruptcy, insolvency or debtor’s relief law which proceedings are not dismissed within sixty (60) days; or (iv) Atari is liquidated or dissolved.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

12. Bankruptcy.

12.1. The parties intend that (A) any licenses and covenants not to sue regarding the Intellectual Property Rights to the Licensed Property granted in this Agreement are fundamentally of the nature of licenses to “intellectual property” as defined in Section 101 of the United States Bankruptcy Code, 11 U.S.C. § 101(35A), (B) Glu’s continued enjoyment of such licenses and covenants is fundamental to the basic agreement hereunder and integral to the operation of its business; and (C) all such licenses and covenants should be deemed “intellectual property” that is subject to Glu’s rights under Section 365(n) of the Bankruptcy Code, 11 U.S.C. § 365(n). Upon any election by Glu pursuant to Section 365(n)(1)(B) of the United States Bankruptcy Code, Glu shall be entitled to (on its own or through agents) exercise all of its rights and remedies under this Agreement with respect to such licenses under all Intellectual Property Rights to the Licensed Property.

12.2. If Atari rejects this Agreement under Section 365(n) of the United States Bankruptcy Code, Glu may elect to (i) treat the Agreement as terminated, in which case Glu shall have a claim for damages against Atari, notwithstanding any other provision of this Agreement; or (ii) retain Glu’s rights under the Agreement, including, without limitation, the right and license to use, adapt and modify the Licensed Property throughout the Term of the Agreement. For the avoidance of doubt, notwithstanding any election by Glu to exercise its rights under this Agreement pursuant to Bankruptcy Code Section 365(n)(1)(B), Glu shall have a claim against Atari’s bankruptcy estate for any Royalties owed by Atari to Glu under Paragraph 4.2.B. hereof.

13. Effect of Expiration and Termination.

13.1. Expiration of Agreement. Upon the expiration of this Agreement, the license and related rights herein granted shall immediately revert to Atari, all Royalties shall be immediately due and payable without set-off of any kind and no portion of the License Fee paid to Atari shall be refunded to Glu. Glu shall immediately stop the use and exploitation of the Licensed Property and each party shall send to the other party a final accounting and royalty report with full payment due, within sixty (60) days after such expiration. On the expiration of this Agreement, Glu shall have no further right to exercise the rights licensed hereunder and such rights shall forthwith revert to Atari, and Glu shall promptly return all materials supplied by Atari to Atari.

13.2. Termination of Agreement. Upon the termination of this Agreement by Glu pursuant to Paragraphs 11.2 or 11.3: (a) all Royalties payable by Atari shall be immediately due and payable without set-off of any kind, except as to any Royalties earned pursuant Paragraph 13.3 below; and (b) Atari shall immediately stop the use and exploitation of the Atari Products and the Licensed Property and shall send to Glu a final accounting and royalty report with full payment due, within sixty (60) days after such termination.

13.3. Expiration of Reserved Period. Upon the expiration of the Reserved Period, Atari shall be entitled to sell-off Atari Products, embedded in or preloaded onto an Atari Platform, which are on hand or in process as of the expiration and are being distributed by one or more of Atari’s distributors; provided, however, that Atari complies with all the terms and conditions of this Agreement, including, but not limited to, Atari’s obligation to pay Royalties on and to account to Glu for such distribution. Atari must provide inventory levels of the Atari Products to Glu at least three (3) months prior to expiration of the Reserved Period and agrees not to manufacture nor cause the manufacturing of additional Atari Products during that time that exceed reasonably expected demand for the Atari Products on the Atari Platforms. Atari shall not manufacture or cause the manufacturing of any

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

additional units of the Atari Products after expiration of the Reserved Period, except that Atari may complete the manufacture of any units of Atari Products that are in process on the date of expiration. For the avoidance of doubt, this Paragraph 13.3 shall not apply (a) to the platforms designated in subsections (B) and (C) of the definition of Atari Platforms; and (b) in the event Glu terminates this Agreement pursuant to Paragraph 11.2.

13.4. Survival. Sections 1, 2, 4.2, 5, 6, 7, 10, 12, and 14 through 27 will survive the termination or expiration of this Agreement.

14. Notices. All notices, demands, contracts or waivers hereunder shall be given in writing by mail, messenger, overnight air courier or telecopier addressed as indicated in this Paragraph 14 or as otherwise indicated in writing by a party hereto. The date of messengering or telecopying shall be deemed to be the date of service. Five (5) business days from the date of mailing shall be deemed to be the date of service for mailed notices. One (1) business day from the date of overnight air courier handling shall be deemed to be the date of service for courier handled notices where delivery is acknowledged in writing by addressee.

If to Atari:

Atari, Inc.

475 Park Avenue South

12th Floor

New York, New York 10016

Attention: General Counsel

Telecopier: 212.726.4214

E-mail: Kristen.Keller@atari.com

With a copy to:

Liner Grode Stein

Yankelevitz Sunshine Regenstreif & Taylor LLP

1100 Glendon Avenue, 14th Floor

Los Angeles, California 90024

Attention: Joshua B. Grode, Esq.

Telecopier: (310) 500-3501

If to Glu:

Glu Mobile Inc.

45 Fremont Street, Suite 2800

San Francisco, California 94505

Attention: General Counsel

Telecopier: (650) 403-1018

E-mail: @glu.com

15. No Modification; Waiver. The terms of this Agreement shall not be modified except by an agreement in writing signed by both parties hereto. No waiver by either party of a breach or default hereunder shall be deemed a waiver by such party of a subsequent breach or default of a like or similar nature.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

16. Entire Agreement. This Agreement, the BlueBay Side Letter and any confidentiality agreement the parties may have signed pertaining to the Licensed Property, shall constitute the entire understanding of the parties with respect to the licensing of the Licensed Property hereof, superseding all prior and contemporaneous promises, agreements and understandings, whether written or oral pertaining thereto including but not limited to the Prior Agreement.

17. Relationship of Parties. This Agreement does not appoint either party as the agent of the other party, or create a partnership or joint venture between the parties.

18. Governing Law. This Agreement shall be construed and interpreted pursuant to the laws of the State of New York, excluding its conflict of laws rules or principles. Any legal action or proceeding relating to this Agreement will be brought exclusively in the state or federal courts located in the Northern District of California. Atari and Glu hereby agree to submit to the jurisdiction of, and agree that venue is proper in, those courts in any such legal action or proceeding.

19. Severability. Each of the restrictions and provisions contained in this Agreement shall be construed as independent of every other such restriction and provision, to the effect that if any such restriction or provision or the application of any such restriction or provision to any person or in any circumstances, shall be determined to be invalid and unenforceable for any reason whatsoever (including, without limitation, by reason of any legislation or other provision having the force of law or by reason of any decision of any court or other body or authority having jurisdiction over the parties to this Agreement) such restriction or provision or such part thereof shall be divisible from this Agreement and shall be deemed to be deleted from this Agreement (but only to the extent that in any jurisdiction any such restriction or provision or part thereof requires to be deleted pursuant to the foregoing provisions hereof and so far only as concerns that jurisdiction) and such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement which shall continue in full force and effect.

20. Confidentiality; Publicity. The terms and conditions of the Nondisclosure and Proprietary Rights Agreement dated March 29, 2012, between the parties and attached hereto as Exhibit B (the “NDA”), is incorporated by reference into this Agreement. The parties agree that the terms and conditions of this Agreement will be deemed to be the Confidential Information (as defined in the NDA) of both parties and, as such, shall be subject to the terms of the NDA; provided however that the term of the NDA and the effectiveness of the confidentiality obligations therein shall remain effective throughout the Term of this Agreement and for a period of three (3) years after the expiration or earlier termination of this Agreement. Notwithstanding the foregoing, Glu will have the right to disclose this Agreement on a confidential basis to its legal or professional financial advisors; as required under applicable securities regulations and/or on a confidential basis to present or future providers of venture capital and/or potential private investors in or acquirers of such party. Neither party will make or issue any press releases or publicity regarding this Agreement, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same Agreement. The Parties agree that facsimile and electronic signatures shall have the same force and effect as original signatures.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

22. Further Assurances. The parties hereto shall execute such further documents and perform such further acts as may be necessary to comply with the terms of this Agreement and consummate the transactions herein provided.

23. Attorneys’ Fees. If any legal action or any other proceeding, including but not limited to any proceedings in bankruptcy or insolvency proceeding, is brought to enforce this Agreement, adjudicate any judgment or claim for damages related to this Agreement, avoid and recover any payments or transfers under this Agreement, or adjudicate a dispute arising under this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

24. Headings. The headings contained in this Agreement are for convenience and reference purposes only. The headings contained in this Agreement do not form a part hereof and shall not affect the meaning or interpretation of this Agreement.

25. Drafter. The parties have had the opportunity to negotiate the terms of this Agreement, and no party shall be deemed the drafter of all or any portion of this Agreement for purposes of interpretation.

26. Assignment. Atari may not assign this Agreement to any third party, by operation of law or otherwise, without Glu’s prior written consent. Any attempt to assign this Agreement, without such consent, shall be void. For purposes hereof, a change of control of Atari is deemed to be an assignment. For the avoidance of doubt, the preceding sentence does not apply to a change of control of Atari S.A. Notwithstanding the foregoing, Atari may assign this Agreement, without Glu’s consent, to a third party that acquires Atari as a result of: (i) a merger or acquisition of Atari by or into such third party; (ii) a sale by Atari of all or substantially all of its assets; (iii) a sale of Atari’s line of business to which this Agreement relates; or (iv) a recapitalization transaction or other change of control; provided, that such third party is not a competitor of Glu as reasonably determined by Glu (the foregoing (i) to (iv), an “Acquisition Event”; any such third party, an “Acquirer”). Glu may freely assign its rights under this Agreement without the consent of Atari. This Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors and assigns.

27. Superseding Agreement. It is understood by both parties that this Agreement shall supersede the terms and conditions of any and all prior written or oral agreements, commitments, or understandings of the parties relating to the subject matter hereof; and, solely with respect to the Game Product, this Agreement shall supersede and replace the Prior Agreement, which shall terminate upon the execution of this Agreement by both parties.

[the remainder of this page intentionally left blank]

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed on their behalf as of the Effective Date.

ATARI, INC.

By:	/s/ James Wilson

Name:	James Wilson

Title:	CEO

Date signed:	3/31/12

GLU MOBILE INC.

By:	Scott J. Leichtner

Name:	Scott J. Leichtner

Title:	VP & General Counsel

Date signed:	3/31/12

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

Exhibit A

Atari Products

“Deer Hunter Online”

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for the marked portions of this exhibit pursuant to Rule 24b-2 of the Securities Act of 1934, as amended Exhibit B
NONDISCLOSURE AND PROPRIETARY RIGHTS AGREEMENT

THIS NONDISCLOSURE AND PROPRIETARY RIGHTS AGREEMENT (this “Agreement”) is entered into and effective as of the Effective Date (as defined below), between Atari, Inc., a Delaware corporation, on behalf of its parent and subsidiaries, with an address of 475 Park Avenue South, New York, New York 10016 (“Atari”) and, Glu Mobile Inc., a Delaware corporation, located at 45 Fremont Street, San Francisco, CA 94105 (“GLU”).

BACKGROUND: Atari and its affiliates are in the business of creating, developing, producing, and publishing interactive games. Atari and Glu would like to evaluate a potential business transactions and GLU would like certain information regarding Atari’s business in order to tailor its proposal to Atari’s business and evaluate potential business risks.

1. Purpose. Each party (as “Discloser”) may disclose to the other party (“Recipient”) certain Confidential Information (defined below) in connection with (i) the evaluation of certain business opportunities between the parties and (ii) any subsequent transactions arising from such evaluation (collectively, the “Purpose”).

2. Confidential Information. “Confidential Information” means any patented or copyrighted technology (including computer programs and documentation), technical information, financial information (including pricing and costs), sales information (including customer lists), personnel information, product information (including features and qualities), operational information (including production and manufacturing plans, processes and sources), marketing information (including plans, strategies, names and titles), the existence or details of any proposed or completed transactions with third parties (including any contracts, license arrangements or other asset acquisitions) and the Purpose (including any proposed or accepted contract terms between the parties and any discussions or negotiations related thereto). In addition, game ideas, plots, story lines, concepts, character types, content ideas, “look and feel” of the user interface and other non-technical information shall be considered Confidential Information. Each party considers its Confidential Information to be valuable, proprietary, and competitively sensitive. Each party acknowledges that certain Confidential Information may be licensed or that the Discloser may otherwise have contractual obligations with third parties to protect the Confidential Information disclosed hereunder and that such third parties may be third party beneficiaries of this Agreement.

3. Identification of Confidential Information. “Confidential Information” may be designated or marked as being confidential by the Disclosure but may also include that information which under the circumstances surrounding disclosure ought to be treated as confidential by Recipient.

4. Protection of Confidential Information. For itself and on behalf of its officers, directors, agents, and employees, each party, as Recipient, agrees:

(a)	to respect all patents, trademarks and copyrights covering the other party’s Confidential Information to the full extent required by law;

(b)	to prevent disclosure of the other party’s Confidential Information by using the same degree of care as it uses with its own confidential information, but in no event less than reasonable care;

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

(c)	to restrict disclosure of the other party’s Confidential Information solely to those employees and agents of such party and its affiliates as is reasonably necessary in order to accomplish the Purpose, and only if such employees and agents have executed an agreement restricting their use and disclosure in accordance with this agreement or who otherwise have confidentiality obligations to the Recipient under applicable statute or common law in the relevant jurisdiction;

(d)	to use the Confidential Information solely to accomplish the Purpose and to refrain from any sort of reverse engineering of the Confidential Information;

(e)	to promptly notify the other party in the event that Recipient is required by applicable statute, regulation or governmental authority to disclose Confidential Information and, upon Discloser’s request, to cooperate with Discloser in contesting such request;

(f)	to defend, indemnify and hold harmless Discloser and its affiliates, licensors and agents from and against any third party claim arising out of or in connection with the Recipient’s wrongful disclosure of Confidential Information or other breach of this Agreement.

The obligations described above in Paragraph 4(b)-(e) shall apply only for two (2) years following disclosure; the indemnity obligation set forth in Paragraph 4(f) shall apply indefinitely and shall survive the termination or expiration of this Agreement. Notwithstanding any of the foregoing, none of this Paragraph 4 shall apply to information which (i) Recipient knew, free of any confidentiality obligation, prior to the disclosure hereunder; (ii) is or becomes generally publicly known, through no fault of Recipient; (iii) Recipient independently developed without the use of any Confidential Information; or (iv) Recipient rightfully obtains from a third party who has the right to transfer or disclose it.

5. Ownership; Return of Confidential Information. Confidential Information remains the property of the Discloser. Unless otherwise agreed, all Confidential Information shall remain the property of the Discloser and shall be returned to it or destroyed or purged promptly at its request (except that Recipient shall be entitled to retain a reference copy).

6. Limitations. Each party acknowledges that the other party and its affiliates may be developing or receiving information that is substantially similar to other game-related information proposed or described by the Discloser or other parties. Provided that Recipient does not knowingly infringe the patents, copyrights or trademarks of the Discloser, Recipient (whether itself or through its affiliates, contractors, vendors, agents or licensees) shall be free to create, develop, produce and publish any interactive game, even if such game is competitive with or substantially similar to any of Discloser’s actual or proposed games, anything to the contrary herein notwithstanding.

7. Warranty, Disclaimer and Limitation of Liability. Each party warrants that is has the right to enter into and perform this agreement and to disclose the Confidential Information it discloses hereunder. Each party warrants that it will use all information received in a safe, prudent manner and acknowledges that it is responsible for all risk or loss arising out of such use. EXCEPT AS EXPRESSLY AGREED IN A SUBSEQUENT WRITING, THE INFORMATION IS PROVIDED “AS IS” AND THERE ARE NO REPRESENTATIONS OR WARRANTIES, EITHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE CONFIDENTIAL INFORMATION, INCLUDING BUT NOT LIMITED TO A WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, A WARRANTY AGAINST INFRINGEMENT, OR A WARRANTY OF ACCURACY OR COMPLETENESS. IN NO EVENT SHALL ATARI BE LIABLE FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES FOR ANY CAUSE OF ACTION, EVEN IF IT HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY THEREOF, WHETHER IN CONTRACT, TORT OR OTHERWISE ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

8. No Inducement or Commitment. Neither the execution of this Agreement nor the provision of Confidential Information to Recipient represents (i) an offer or inducement by Discloser to Recipient or a commitment by either party to enter into any business relationship with the other party or with any other entity, or (ii) a license or offer or promise of a license to copy, exploit, sell, distribute, retain, or otherwise use any Atari Confidential Information or other Atari intellectual property. If the parties desire to pursue any business opportunity, the parties will execute a separate written agreement to govern such business relationship.

9. Export Regulations. Neither party may export or re-export any Confidential Information acquired under this Agreement, except in full compliance with all applicable law.

10. Effective Date and Termination. This Agreement shall be effective from the Effective Date specified below and shall automatically terminate upon the completion or termination of the parties’ business relationship; provided, however, that all rights and obligations incurred with respect to disclosures made hereunder prior to such termination shall continue under the terms hereof.

11. Governing Law and Equitable Relief. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, exclusive of its choice of law principles. Each party consents to jurisdiction by the state and federal courts sitting in the State of New York. Each party acknowledges and agrees that the other party, as Discloser, may, in addition to all other remedies available at law or equity, seek injunctive relief to protect its Confidential Information.

12. No Partnership or Joint Venture Formed. The exchange of Confidential Information between the parties is not and does not create a partnership, joint venture, or other form of legal entity or business enterprise. Any business relationship between the parties will be governed by a separate agreement.

13. Miscellaneous. This Agreement and its exhibits constitute the entire understanding between the parties with respect to the subject matter hereof, superseding all prior negotiations, correspondence or understandings, written or oral, with respect to the subject matter hereof. The failure of any party to require performance by another party of any provision of this Agreement shall in no way affect the full right to require such performance at any time thereafter, unless so specified in a binding waiver. No waiver, modification or amendment of any provision of this Agreement will be binding against a party unless it is in writing and signed by an authorized officer (vice president or higher) of the party against whom enforcement is sought. Neither party may assign this Agreement without the other’s prior written consent, and any purported assignment in violation of this Agreement shall be void. Should any provisions of this Agreement be found unenforceable, the remainder shall remain in full force and effect. This Agreement has been negotiated by the parties and their respective attorneys, and the language of this Agreement shall not be construed for or against either party. All notices under this Agreement shall be deemed to have been duly given 3 days following the mailing of the notice, postpaid, to the address set forth above. Either the original or copies, including facsimile transmissions, of this Agreement, may be executed in counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument.

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.

*Confidential Treatment has been requested for

the marked portions of this exhibit pursuant

to Rule 24b-2 of the Securities Act of 1934, as amended

The parties have caused their respective duly authorized representatives to execute and deliver this Agreement.

Effective Date   March 29, 2012   (date of last signature if blank)

ATARI, INC.			GLU MOBILE INC.

By:	/s/ James Wilson	By:	/s/ Scott J. Leichtner

Title:	CEO	Title:	VP & General Counsel

Date:	3/29/12	Date:	3/29/12

*	Confidential treatment has been requested with respect to the information statement contained within the “[*]” marking. The marked portions have been omitted from this filing and filed separately with the Securities and Exchange Commission.